Exhibit 32.2

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of CoBiz Inc. (the “Company”), hereby certifies that the Company’s annul report on Form 10-K for the year ended December 31, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2004	/s/ Lyne B. Andrich
Lyne B. Andrich
Executive Vice-President and
Chief Financial Officer